UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	December 26, 2023

JAMES RIVER GROUP HOLDINGS, LTD.
(Exact name of registrant as specified in its charter)

Bermuda	001-36777	98-0585280
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Wellesley House, 2nd Floor, 90 Pitts Bay Road, Pembroke HM08, Bermuda
(Address of principal executive offices)
(Zip Code)
 (441) 278-4580
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)
☐    Pre-commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))
☐    Pre-commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, par value $0.0002 per share	JRVR	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
As previously announced, Terence M. McCafferty, President and Chief Executive Officer of the Specialty Admitted Insurance segment of James River Group Holdings, Ltd. (the “Company”), left the Company effective December 2, 2023 (the “Separation Date”).
On December 26, 2023, the Company’s subsidiary, James River Group, Inc., and the Company’s subsidiaries engaged in the specialty admitted insurance business (collectively, the “James River Parties”) entered into a Separation and Release Agreement with Mr. McCafferty (the “Separation Agreement”). Pursuant to the Separation Agreement, Mr. McCafferty is entitled to receive the benefits under the Company’s short-term incentive plan (“STIP”) and long-term incentive plan (“LTIP”) consistent with a qualified retirement from the Company. Such benefits consist of (i) a pro-rated cash incentive award under the STIP based upon the level of achievement of the performance goals for the 2023 fiscal year, and (ii) pro-rata settlement of the performance-based LTIP Award granted in 2023 in an amount of shares determined based upon actual performance during the three year performance period ended December 31, 2025. Pro-rated amounts will be determined based upon the period that Mr. McCafferty was employed by the Company during the applicable performance period, and payments of the applicable award will be made at the same time that payment is made in the ordinary course following completion of the applicable performance periods. Additionally, Mr. McCafferty will be entitled under the LTIP to receive settlement of the number of service-based RSUs awarded in 2023 that vest on the next annual vesting date if he had not separated from the Company, and any other remaining service-based RSUs will be forfeited. The service-based RSUs will be settled within 30 days of the Separation Date. Mr. McCafferty is also entitled under the Separation Agreement to receive a payment of $110,000 as an expense reimbursement.
The Separation Agreement also contains mutual general releases between Mr. McCafferty and the James River Parties and their affiliates. In accordance with applicable law, Mr. McCafferty may revoke the Separation Agreement for a period of seven-days after the date of execution of his agreement. The Separation Agreement will not become effective or enforceable until the seven-day revocation period has ended.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAMES RIVER GROUP HOLDINGS, LTD.

Dated: December 29, 2023	By: /s/ Sarah C. Doran
Sarah C. Doran
Chief Financial Officer